EXHIBIT 10.2


                       AQUAPENN SPRING WATER COMPANY
                     1996 EMPLOYEE STOCK PURCHASE PLAN
                   (As amended through December 17, 1996)


          1. Purpose. The purpose of the 1996 Employee Stock Purchase Plan (the "Plan"), is to provide eligible employees of AquaPenn Spring Water Company (the "Company"), and its subsidiaries, who wish to become shareholders of the Company, an opportunity to purchase shares of the common stock of the Company (the "Shares"). The Board of Directors of the Company believes that employee participation in the ownership of the Company will be to the mutual benefit of the employees and the Company. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code").

          2. Eligible Employees. Subject to the provisions of Section 3 below, any individual who has been continuously in the employment of the Company (or of any of its subsidiaries (as defined in Section 424(f) of the Code) since January 2 of the year before the year of any Offering Date (as defined in Section 4 below), is eligible to participate in the offering of Shares on that Offering Date, except:

               (a) employees whose customary employment is 20 hours or less per week; or

               (b) employees whose customary employment is for not more than five months in the calendar year of the Offering Date or in the calendar year preceding that year.

          All employees granted options under the Plan shall have the same rights and privileges, except as set forth herein.

          3. Limitations on Grants.

               (a) No more than 1,000,000 Shares may be sold pursuant to options granted under the Plan. If the Company engages in any mergers, consolidations, acquisitions, stock splits, stock dividends, or other changes in its capitalization after the effective date of the Plan, it will make appropriate adjustments in the number of Shares in the Plan, the number of Shares covered by outstanding options, the subscription rate, and the maximum number of Shares an employee may purchase. (If the change results in an option being for fractional Shares, the number of shares subject to the option will be adjusted downward to the nearest full Share.) Any agreement of merger or consolidation will include provisions for protection of the then-existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares reacquired by the Company may be made subject to options under the Plan. If for any reason any option under the Plan terminates in whole or in part, Shares subject to the terminated option may be again subjected to an option under the Plan.



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               (b) No employee shall be granted an option hereunder if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company, computed in accordance with Section 423(b)(3) of the Code.

               (c) No employee shall be granted an option which permits his rights to purchase Shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

          4. Offering Date. From time to time the Board of Directors may fix a date (the "Offering Date"), on which the Company will make an offer (an "Offering"), to all employees then eligible to participate, of options to purchase Shares. In order to participate in an Offering, an eligible employee must complete and deliver to Company a Subscription Agreement within 120 days following the Offering Date. All Subscription Agreements will be dated and will be effective as of the Subscription Date. For purposes of this Plan, the "Subscription Date" will be the 30th day following any Offering Date (or if the 30th day is a Saturday, Sunday or legal holiday, then the next succeeding business day).

          5. Price. The option price per Share for each Offering shall be 85 percent of the fair market value (adjusted to the nearest $.25) of the Shares as determined by the Board of Directors of the Company on each Offering Date.

          6. Limits of Participation. Each employee who is eligible for the first time to participate in an Offering of Shares under the Plan shall be permitted to subscribe under the Plan on the applicable Offering Date for a maximum total amount of Shares such that the aggregate price paid for such Shares is no more than 20% of the employee's Cumulative Annual Compensation from the beginning date of the employee's employment. For each employee who has been eligible to participate in a previous Offering of Shares under the Plan, for each Offering after such initial Offering such eligible employee will be permitted to subscribe under the Plan on the applicable Offering Date for a maximum total amount of Shares such that the aggregate price paid for such Shares in such Offering is no more than 20% of the employee's Annual Compensation for the twelve month period immediately preceding the Offering Date for any such Offering. For purposes of the Plan, "Annual Compensation" means the aggregate of basic regular salary (and sales commissions where applicable) plus payments for overtime work as determined by the Company's payroll records from the date which is one year prior to the Offering Date through the Offering Date, but shall not include bonuses, profit sharing, or any other forms of additional compensation. For purposes of the Plan "Cumulative Annual Compensation" means the aggregate of basic regular salary (and sales commissions where applicable) plus payments for




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overtime work as determined by the Company's payroll records from the beginning of the date of employment but shall not include bonuses, profit-sharing or any other forms of additional compensation. If at any time during the term of the Plan the number of Shares subscribed for exceeds the number of shares allocated to the Plan pursuant to Section 3 or permitted by any applicable laws, or regulations then in effect, then the subscription rate shall be reduced to such lower whole number percentage of Cumulative Annual Compensation as may be necessary to eliminate such oversubscription on a pro rata basis.

          7. Method of Payment. The employee will pay for all Shares subscribed for either in cash, by check, or by payroll deduction (if a payroll deduction option is made available to employees). Payment must be made within one year of the Offering Date. Share certificates for Shares purchased under the Plan will be issued by the Company as soon as practicable after the full purchase price has been paid.

          8. Termination of Participation in Plan. A participating employee may cancel his or her subscription under any Offering, in whole but not in part, at any time prior to payment of the full purchase price by giving the Company written notice thereof. Failure to pay for Shares as provided in
Section 7 shall constitute a cancellation of the subscription.

          9. Employees' Rights as Shareholders. No employee shall have any rights as a shareholder in Shares subscribed for until full payment has been made for the Shares.

          10. Rights not Transferable. An employee may not assign or transfer rights under the Plan other than by will or the laws of descent and distribution, and only the employee may exercise the rights during his or her lifetime.

          11. Termination of Employee. In the event that the employment of a participating employee is terminated for any reason other than death, temporary layoff or retirement with the consent of the Company, the employee's rights to purchase Shares under any Subscription Agreement shall terminate immediately. For purposes of the Plan, the employee's employment will terminate on the date he leaves the Company or any subsidiary or on the date notice of termination of employment is given, whichever is the earlier. Upon the termination of employment due to death, or retirement with the consent of the Company, the employee or his or her estate may, within one year of the Offering Date, pay the entire amount due from the employee under the Plan and receive the Shares so purchased. The failure to make such payment of the entire amount due within such period shall constitute cancellation of all subscriptions of the employee under the Plan. If an employee is subjected to temporary layoff, and is subsequently rehired within six months, the employee may continue to pay for the Shares subscribed for by such employee, provided that such payment must be made in accordance with Section 7.



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          12. Amendments or Discontinuance of Plan. The Board of Directors
of the Company shall have the right to amend, modify or terminate this Plan at any time without notice; provided, however, that the then existing rights of participating employees shall not be adversely affected thereby, except that in the case of a participating employee of a foreign subsidiary or branch of the Company the Plan may be varied to conform with local laws, and provided further that, subject to the provisions of Section 3(a) above, without the consent of the shareholders of the Company possessing a majority of the voting power, no such amendment to the Plan shall:

               (a) Increase the total number of Shares which may be offered under the Plan;

               (b) Change the method, provided in Section 5, by which the price at which the Shares shall be sold is determined; and

               (c) Increase the maximum number of Shares which an eligible employee may purchase.

          13. Effective Date and Approvals. The Plan shall become effective at a time when:

               (a) The Plan has been adopted by the Board of Directors of the Company and has been approved by the shareholders of the Company at an annual or special meeting within 12 months before or after the date that the Plan is adopted by the Board of Directors; and

               (b) The Board of Directors shall have set the initial Offering Date.

          The Company's obligation to offer, sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company's receiving the opinion of its counsel that all applicable securities laws have been complied with.

          14. Miscellaneous Provisions. The Company shall administer, interpret, and apply all provisions of the Plan. The Company may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Company to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of
Section 423 of the Code.